Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS.

DOPE MEDIA, INC.

SENIOR SECURED NOTE

US$600,000	June 13, 2018

FOR VALUE RECEIVED, the undersigned, Dope Media, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), hereby promises to pay, on the terms and conditions of this Senior Secured Note (as amended, supplemented or otherwise modified from time to time, this “Note”), to General Cannabis Corp., a corporation organized under the laws of the State of Colorado, or its affiliates (the “Holder”) or order, the principal amount of SIX HUNDRED THOUSAND UNITED STATES DOLLARS ($600,000) (less any repayments of principal, and plus any amounts of capitalized interest, the “Principal Amount”), on the earliest to occur of (a) the Maturity Date or (b) when declared due and payable by the Holder in writing upon the occurrence of an Event of Default.

ARTICLE I.
INTEREST

1.1

Interest.     This Note shall bear interest at the Interest Rate on the outstanding Principal Amount.  Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed.  Interest shall be payable quarterly in arrears on each March 15, June 15, September 15, and December 15 (or, if any such day is not a Business Day, the next following Business Day).  Without limiting the Company’s obligation to pay interest in accordance with the previous sentence, any interest that is not paid in cash when due shall be automatically capitalized and added to the Principal Amount on the date due.

1.2

Default Interest.     Upon the occurrence of any Event of Default, upon notice by the Holder to the Company, the outstanding balance of the Principal Amount and any accrued and unpaid interest shall bear interest at the Default Rate from the date of such Event of Default.  Such default interest shall be payable on demand, and shall accrue until the earlier of (i) waiver or cure of the applicable Event of Default or (ii) agreement of the Holder to rescind the charging of interest at the Default Rate.

ARTICLE II.

PAYMENT

2.1

Repayment on Maturity Date.     A single and final payment of the outstanding Principal Amount and accrued and unpaid interest and other amounts payable hereunder shall be due and payable in full on the Maturity Date.

2.2

Voluntary Prepayment.     The Company shall be permitted to prepay this Note without penalty, in whole or in part, at any time and from time to time, upon at least five (5) Business Days advance written notice to the Holder.

2.3

Mandatory Prepayment.     The Company shall, no later than five Business Days following the occurrence of any the following events, apply the amount specified to prepay this Note:

(a)

In the event that the Company issues any capital stock or any instrument convertible into or exercisable for any of its capital stock, or incurs any Indebtedness of the type described in clause (a) and (c) of the definition thereof (other than (i) the issuance of additional capital stock through the conversion of existing convertible shares outstanding on the date hereof and (ii) to the Holder or its affiliates), the Company shall apply 100% of the net cash proceeds of such issuance or borrowing (after payment of reasonable third party expenses, fees and taxes relating to such issuance or borrowing) to prepay this Note.

(b)

In the event that any Subsidiary of the Company declares or pays any dividend to the Company, repurchases any capital stock owned by the Company or otherwise makes any payment or distribution to the Company in respect of the Company’s ownership interests in such Subsidiary, the Company shall apply 100% of such dividend or payment to prepay this Note.

(c)

In the event that the Company sells any assets (other than (i) shares or other ownership interests in any Subsidiary and (ii) assets (other than investment assets) that are worn, obsolete, or sold in the ordinary course of business with an aggregate value not to exceed $10,000), the Company shall apply 100% of the net cash proceeds of such sale (after payment of reasonable third party expenses, fees and taxes relating to such sale) to prepay this Note.  In the event that the Company sells any shares or other ownership interests in any Subsidiary, the Company shall apply 100% of the net cash proceeds of such sale (after payment of reasonable third party expenses, fees and taxes relating to such sale) to prepay this Note.

(d)

In the event of a Change of Control, the Company shall prepay 100% of the Principal Amount and accrued and unpaid interest on this Note.

2.4

Amount Payable Upon Prepayment.     Except as set forth in Section 4.3, the amount of any prepayment in accordance with Section 2.2 or Section 2.3 shall be applied (a) first, to accrued and unpaid interest and other amounts other than principal payable hereunder and (b) second, to the repayment of the Principal Amount.

2.5

Manner of Payment.     Notwithstanding anything to the contrary in this Section 2.5, each payment pursuant to Section 4.3 shall be effective on the date of delivery by the Company to the Holder of the GAAP audit referenced therein.  Each payment in cash by the Company on account of the principal of or interest on this Note and any other amount owed to the Holder under this Note shall be made not later than 2:00 p.m. (New York time) on the date specified for payment under this Note to the Holder at its office located at the address for notices as provided in Section 9.2 below, by wire transfer to an account designated by the Holder in writing or as otherwise directed by the Holder, in lawful money of the United States of America in immediately available funds.  Any payment received by the Holder after 2:00 p.m. (New York time) shall be deemed received on the next Business Day.  Receipt by the Holder at or prior to 2:00 p.m. (New York time) on any Business Day shall be deemed to constitute receipt by the Holder on such Business Day.  Amounts repaid or prepaid under this Note may not be reborrowed.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

In order to induce the Holder to enter into this Note, the Company hereby represents and warrants to the Holder that:

3.1

Organization, Qualifications; Corporate Power.     The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification except where the failure to be so qualified, licensed or in good standing would not, in the aggregate, cause a Material Adverse Effect.  The Company has the requisite power and authority to own and hold its properties, to carry on its business as now conducted and as proposed to be conducted and to execute, issue and deliver this Note.  The Company is in material compliance with all of the terms and provisions of its certificate of incorporation and bylaws and any shareholders agreement or similar agreement to which it is a party (the “Constituent Documents”).

3.2

Authorization of Agreements, Etc.     The execution, issuance and delivery by the Company of this Note and the performance by the Company of its obligations hereunder have been duly authorized by all requisite corporate action and will not violate any material provision of law, any order of any court or other agency of government, the Constituent Documents or other organizational documents of the Company, or any material provision of any material indenture to which the Company, any of its Subsidiaries or any of their respective properties or assets is bound, or materially conflict with, result in a material breach of or constitute a material default under (with due notice or lapse of time or both) any indenture or other instrument, or result in the creation or imposition of any claim upon any of the properties or assets of the Company, or require the consent of, or the delivery of any notice to, any third party, other than such consents or notices which have been duly obtained or given, as applicable, as of the date of this Note or except as such notice requirements as may be required under state or Federal securities laws.

3.3

Validity.     This Note has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.4

Indebtedness.     As of the date first set forth above, neither the Company nor its Subsidiaries has any Indebtedness for borrowed money other than (i) as represented by this Note and (ii) all other Indebtedness set forth on Schedule I attached hereto.

3.5

Approvals.     The Company has obtained any required approvals from any governmental entity or other Person to the extent required for the execution and performance of its obligations under this Note.

ARTICLE IV.

COVENANTS; REPRESENTATIONS AND WARRANTIES

4.1

Affirmative Covenants.     From the date hereof until all principal and interest owing hereunder have been paid in full the Company shall (and shall, except in the cases of clause (a) and (b), cause its Subsidiaries to):

(a)

Promptly give written notice to the Holder: (i) of any condition or event that constitutes an Event of Default (as defined below) or (ii) of the occurrence of any event that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, and which notice in each case includes a certificate specifying the nature and period of existence of such condition or event, or specifying the notice given or action taken by any such Person and the nature of such claimed default or event of default, event or condition, and what action the Company or its applicable Subsidiary has taken, is taking and proposes to take with respect thereto;

(b)

preserve and maintain in all material respects its and its Subsidiaries’ legal status, rights, franchises and privileges in the jurisdiction of its and their respective organization and qualify and remain qualified as a foreign corporation or other entity, as applicable, in each jurisdiction in which such qualification is necessary or desirable in view of its and their respective businesses and operations or the ownership or lease of its and their respective properties except where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

(c)

comply in all material respects with the requirements of all (i) material applicable laws, rules, regulations and orders of any governmental authority and (ii) material contractual obligations of the Company and its Subsidiaries;

(d)

execute and deliver, or cause to be executed and delivered, upon the reasonable request of the Holder and at the Company’s expense, such additional documents, instruments and agreements as the Holder may determine to be reasonably necessary to carry out the provisions of this Note and the transactions and actions contemplated hereunder;

(e)

maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with applicable accounting principles consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Company and its Subsidiaries;

(f)

cooperate with the Holder and its advisors, any other agents, representatives and affiliates with respect to the Holder’s due diligence investigation of the Company and its business;

(g)

reimburse the Holder for any reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, (i) incurred in connection with the negotiation, documentation and issuance of this Note in an amount not to exceed $15,000 in the aggregate, or (ii) any enforcement by the Holder of its rights hereunder, within five (5) Business Days of the Holder presenting the Company with an invoice for such expenses;

(h)

at all times maintain a minimum consolidated net cash balance of $100,000 (calculated in accordance with generally accepted accounting principles in the United States), and provide to the Holder each month a statement with respect to the amount of its consolidated net cash balance as of the last day of such month within ten days of such date.

4.2

Negative Covenants.     From the date hereof until all principal and interest owning hereunder have been paid in full the Company shall not, and in the case of clauses (a) through (d), the Company shall not permit any of its Subsidiaries to, do or take any action on or following the date hereof with respect to any of the following:

(a)

cease to conduct or carry on the business of the Company or its Subsidiaries substantially as now conducted or as proposed to be conducted or materially change any part of its business activities or take any action which would result in a Material Adverse Effect;

(b)

effect the sale, transfer or license, in a single transaction or a series of transactions, of any material assets with a fair market value in excess of $10,000;

(c)

avoid or seek to avoid the observance or performance of any of the terms of this Note through any reorganization, recapitalization, transfer of assets or other voluntary action;

(d)

(i) liquidate or dissolve, consolidate with, or merge into or with, any other corporation, provided, that this clause (i) shall not prevent a merger or consolidation involving only the Company and one or more of its Subsidiaries pursuant to which the Company is the surviving party or (ii) purchase or otherwise acquire all or substantially all of the capital stock or assets of any Person (or of any division or business unit thereof) other than in the ordinary course of business;

(e)

declare or pay any dividend in respect of any class of its capital stock, or repurchase or agree or commit to repurchase any shares of its capital stock, or make any payment of principal on any Indebtedness ranking junior in right of payment or upon liquidation to this Note;

(f)

incur any Indebtedness for borrowed money in excess of $10,000;

(g)

incur any Liens other than Permitted Liens;

(h)

without the prior written consent of the Holder, enter into any transaction or series of transactions with, or make any payment to, any director, officer or holder of capital stock representing more than five percent (5%) of the voting power in the Company, other than transactions or payments that prior to the date hereof have been disclosed in writing to the Holder.

(i)

Notwithstanding anything to the contrary in the Note or this Article IV, the Holder acknowledges that the Company has engaged Ackrell Capital to assist the Company in raising equity or debt financing, and acknowledges that the continuation of those efforts is in no way restricted by the obligations hereunder; provided, that the obligations under this Note shall be senior to any obligations that arise as a result of such efforts.

4.3

Audit Expense Reimbursement.  Upon delivery by July 15, 2018 by the Company to the Holder of an audit covering two years of historic financials prepared in accordance with GAAP and Section 2005.1 of the SEC Financial Reporting Manual (i.e., as though the Company was a registrant), audited by an independent registered public accounting firm compliant with PCAOB and SEC requirements, the Holder will pay $100,000 to the Company.  If such audit is delivered after July 15, 2018 and before August 15, 2018, the Holder will pay $50,000 to the Company.  No payment will be made for financial statements delivered after August 15, 2018.  Payments pursuant to this Section 4.3 will be made by a reduction of the Principal Amount.

ARTICLE V.

EVENTS OF DEFAULT

5.1

Events of Default.     The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)

the Company shall fail to pay (i) any principal of this Note when due in accordance with the terms hereof or (ii) interest on this Note when due in accordance with the terms hereof and such non-payment continues for a period of 3 Business Days after the due date therefor;

(b)

the Company shall fail to pay any amount (other than principal or interest) which is payable hereunder, when due in accordance with the terms hereof and such failure of payment has continued for 30 days after being notified of such failure by the Holder;

(c)

any representation, warranty, certification or statement made by or on behalf of the Company in this Note or any Ancillary Document shall have been incorrect, misleading or false in any material respect when made and such inaccuracy has continued for 5 Business Days after the earlier of (i) the date on which the Company becomes aware of such inaccuracy and (ii) the date on which the Company has been notified of such inaccuracy in writing by the Holder;

(d)

the Company shall breach any covenant, condition, agreement or provision contained in this Note or any Ancillary Document and such breach has continued for five (5) Business Days after the earlier of (i) the date on which the Company becomes aware of such inaccuracy and (ii) the date on which the Company has been notified of such inaccuracy in writing by the Holder;

(e)

(i) the Company or any of its Subsidiaries shall commence any case, proceeding or other action (a) under any law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (b) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (a) results in the entry of an order for relief or any such adjudication or appointment or (b) remains undismissed, undischarged or unbonded for a period of 30 days; or (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged or stayed, or bonded pending appeal, within 60 days after the entry thereof; (iv) the Company or any of its Subsidiaries shall (a) make a general assignment for the benefit of its creditors, or (b) shall admit its inability to pay its debts when they become due; (v) there shall be any order, judgment or decree entered against the Company or any of its Subsidiaries decreeing the dissolution or split up of the Company or any of its Subsidiaries and such order shall remain undischarged or unstayed for a period in excess of 60 days; or (vi) the Company or any of its Subsidiaries shall cease to carry on all or any substantial part of its business in the ordinary course;

(f)

after the date hereof any Person or group of Persons (other than Holder or its affiliates) acquires in any manner a majority of the voting power of the Company;

(g)

the failure by the Company or any of its Subsidiaries to promptly forestall or remove any execution, garnishment or attachment of such consequence as shall impair its ability to conduct its business or fulfill its obligations and such execution, garnishment or attachment shall not be vacated within 90 days;

(h)

there is entered against the Company or its Subsidiaries a final judgment or order for the payment of money in an aggregate amount exceeding US$50,000 and such judgment or order shall remain unsatisfied or without a stay in respect thereof for a period of 60 days;

(i)

the Company or any Subsidiary shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any capitalized lease, in each case for which the Company’s or such Subsidiary’s obligations exceed $10,000, or fail to observe or perform any material term, covenant or agreement contained in any material agreement by which it is bound and evidencing or securing borrowed money or credit received or in respect of any such capitalized lease for such period of time or otherwise as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations; or

5.2

Consequence of Event of Default.     Upon the occurrence and during the continuance of an Event of Default, (i) upon notice pursuant to Section 1.2, the outstanding balance of the Principal Amount shall bear interest at the Default Rate from the date of such Event of Default and (ii) the Holder may, by notice in writing to the Company, declare the then outstanding Principal Amount of this Note, together with any accrued and unpaid interest due thereon, to be forthwith due and payable and all such amounts shall be immediately due and payable.

ARTICLE VI.
REGISTRATION AND TRANSFER OF NOTE

6.1

Register.     The Holder shall keep at its principal office a register in which the Holder shall provide for the registration of this Note and record the name and address of the Company.  The Company shall notify the Holder of any change of name or address and promptly after receiving such notification the Holder shall record such information in such register.

6.2

Transfer.     This Note and all rights hereunder may be assigned, pledged, encumbered or otherwise transferred by the Holder without the consent of the Company.  This Note and the obligations of the Company hereunder may not be assigned or delegated by the Company.

ARTICLE VII.
DEFINITIONS

7.1

Definitions.     In this Note, unless the context otherwise requires, the following words and expressions have the following meanings:

“Ancillary Documents” means (i) that certain Warrant to Purchase Common Stock of the Company, dated as of the date hereof, issued by the Company to the Holder, as the same may be amended or modified from time to time, (ii) the Security Agreement, and (iii) any additional agreements entered into in connection therewith, including any intellectual property security agreement deemed necessary or advisable to effect the pledge of intellectual property rights contemplated by the Security Agreement.

“Business Day” means any day other than a Saturday or a Sunday on which banks in New York, New York are not authorized or required to be closed.

“Change of Control” means the occurrence of (i) a sale or disposition of all or substantially all of the assets of the Company, (i) a sale or disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, (iii) a merger or consolidation of the Company or any Subsidiary and any other entity (other than the Company or a wholly owned Subsidiary of the Company), (iv) any issuance to any Person or group of Persons of capital stock of the Company representing more than 40% of the total voting power or total equity in the Company after the issuance thereof or (v) any transfer of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended), directly or indirectly, of all or any portion of the outstanding shares of capital stock of the Company, in a single transaction or a series of related transactions, except where the holders of voting stock of the Company immediately prior to such transaction or series of related transactions retain directly or indirectly at least forty percent (40%) of the total voting power or total equity in the Company or the successor or acquiring entity (as applicable).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning given such term in the introductory paragraph hereof.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” means the rate equal to the Interest Rate plus two percent (2%) per annum.

“Event of Default” has the meaning given such term in Section 5.1.

“Holder” has the meaning given such term in the introductory paragraph hereof.

“Indebtedness” means, with respect to a specified Person, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business irrespective of when paid); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (d) all obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession or sale of such property; (e) all capitalized lease obligations of such Person; (f) all the aggregate mark-to-market exposure of such Person under hedging agreements; (g) all obligations referred to in clauses (a) through (f) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided, that the amount of Indebtedness of others that constitutes Indebtedness solely by reason of this clause (g) shall not for purposes of this Agreement exceed the fair market value of the properties or assets subject to such Lien.

“Indemnitees” has the meaning given such term in Section 9.5.

“Indemnified Matters” has the meaning given such term in Section 9.5.

“Interest Rate” means ten percent (10%) per annum.

“Lien” shall mean any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give or refrain from giving any lien, mortgage, pledge, security interest, charge, or other encumbrance of any kind.

“Material Adverse Effect” means any event or series of events that, individually or in the aggregate, results in a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of Borrower or any Subsidiary of Borrower.

“Maturity Date” means May 31, 2019.

“Note” has the meaning given such term in the introductory paragraph hereof.

“Permitted Liens” means:  (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or are being contested in good faith by appropriate proceedings and as to which the Company has set aside adequate reserves; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable; (c) Liens (other than any Lien imposed by the Employment Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than capitalized leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property; (d) any attachment or judgment Lien provided, that such Lien does not result in an Event of Default hereunder; (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company provided, that such liens do not, in the aggregate, materially detract from the value of such property, (f) Liens of a collection bank on items in the course of collection arising under Section 4-208 of the UCC as in effect in the State of New York or any similar section under any applicable UCC or any similar Requirement of Law of any foreign jurisdiction, (g) Liens (i) arising by reason of zoning restrictions, easements, licenses, reservations, restrictions, covenants, rights-of-way, encroachments, minor defects or irregularities in title (including leasehold title) and other similar encumbrances on the use of real property or (ii) consisting of leases, licenses or subleases granted by a lessor, licensor or sublessor on its property (in each case other than capital leases) otherwise permitted hereunder that, for each of the Liens in clauses (i) and (ii) above, do not, in the aggregate, materially (x) impair the value or marketability of such real property or (y) interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property, (h) the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a capital lease), in each case extending only to such personal property; and (i) rights of setoff or bankers’ Liens upon deposits of cash or broker’s Liens upon securities accounts in favor of financial institutions, banks, or other depository institutions.

“Person” means an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

“Principal Amount” has the meaning given such term in the introductory paragraph hereof.

“SEC” means the U.S. Securities Exchange Commission.

“Security Agreement” means the Security Agreement, dated as of the date hereof, by and between the Company, as “Pledgor” thereunder, and Holder, as “Secured Party” thereunder, as the same may be amended or modified from time to time.

“Subsidiary” means, with respect to any Person, any other Person of which shares of stock or other interests having a majority of the general voting power in electing the board of directors or Persons exercising similar authority are, at the time as of which any determination is being made, beneficially owned, directly or indirectly, by the first Person.

7.2

Headings.     Section headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose.

ARTICLE VIII.
SECURITY

8.1

Security.     This Note is secured by the Security Agreement and such other instruments given by the Company to the Holder as may by their terms now or in the future secure or guaranty payment of the indebtedness evidenced by this Note.

8.2

Release of Security Does Not Modify Note.     The release of any security for this Note shall not release, modify or affect the liability of the Company hereunder except to the extent expressly stated therein.

ARTICLE IX.
MISCELLANEOUS

9.1

Governing Law.     This Note (including any claim or controversy arising out of or relating to this Note) shall be governed by the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

9.2

Notices.     All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by fax or electronic mail, addressed as follows:

(a)

if to the Company, at:

Dope Media, Inc.

203 Sixth Avenue North, Suite 200

Seattle, Washington 98109

Attn: George Jage, CEO

Phone: (702) 303-6523

Email: george@dopemagazine.com

(b)

if to the Holder:

General Cannabis Corp.

6565 East Evans Avenue

Denver, CO 80224

Phone: (303) 759-1300

Email: legal@generalcann.com

All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a nationally recognized overnight courier, on the next Business Day after the date when sent, (c) in the case of facsimile transmission or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the third Business Day following the date on which the piece of mail containing such communication was posted.

9.3

Amendments; Waivers.     This Note may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the Holder.  Except as expressly agreed in writing by the Holder, no extension of time for payment of this Note, or any installment hereof, and no alternation, amendment or waiver of any provision of this Note shall release, discharge, modify, change or affect the liability of the Company under this Note.

9.4

Expenses.     Following an Event of Default and during the continuation thereof, all of the Holder’s costs of enforcing its rights hereunder, including any costs of collection, administering the Note, addressing any requests for amendments or waivers and any reasonable attorney’s fees in connection therewith, shall be paid by the Company.

9.5

Indemnification.     The Company agrees to defend, protect, indemnify and hold harmless the Holder and its Subsidiaries and their officers, directors, trustees, employees, agents and advisors (collectively called the “Indemnitees”) from and against any and all claims, losses, demands, settlements, damages, liabilities, obligations, penalties, fines, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses, but excluding income, franchise and similar taxes of an Indemnitee) incurred by such Indemnitees, whether prior to or from and after the date hereof, as a result of or arising from or relating to or in connection with any of the following:  (a) the Holder’s furnishing of funds to the Company under this Note, (b) any matter relating to the financing transactions contemplated by this Note, (c) any claim, litigation, investigation or administrative or judicial proceeding in connection with any transaction contemplated in, or consummated under, the Note or (d) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Company shall not have any obligation to any Indemnitee under this Section 9.5 for any Indemnified Matter to the extent resulting from the bad faith, gross negligence or willful misconduct of such Indemnitee.  Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees shall be due and payable promptly after demand therefor.  To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 9.5 may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.  This Indemnity shall survive the repayment of the Notes.

9.6

Waiver.     The Company hereby waives diligence, presentment, protest and demand, notice of protest, notice of dishonor, notice of nonpayment and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.  The Company further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note.

9.7

Entire Agreement.     This Note constitutes the entire agreement of the Company and the Holder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the Company and the Holder with respect to the subject matter hereof.

9.8

Counterparts.     This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.9

Severability.     If any provision of this Note shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Note shall not be affected thereby.

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IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officer or director thereunto duly authorized, on the date first above written.

DOPE MEDIA, INC.

BY: /s/ George Jage

NAME:  George Jage

TITLE:  Chief Executive Officer

CERTIFICATE OF DOPE MEDIA, INC.

I, George Jage, on behalf of Dope Media, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in my capacity as an officer of the Company and not in my personal capacity, hereby certify that:

(a)

 the representations and warranties of the Company set forth in the Senior Secured Note being issued on the date hereof to General Cannabis Corp. (the “Note”) are true and correct in all respects on and as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date); and

(b)

No Event of Default or default that with the passage of time would constitute an Event of Default exists, or would result from the issuance of the Note or from the application of the proceeds therefrom.

All defined terms used and not otherwise defined herein have the meanings set forth in the Note.

IN WITNESS WHEREOF, I have hereunto set my hand as of the 31st day of May, 2018.

By:

/s/ George Jage

Name:  George Jage

Title:  Chief Executive Officer